Exhibit 10.16

FIRST AMENDMENT TO THE

VANTIV HOLDING, LLC

MANAGEMENT PHANTOM EQUITY PLAN

WHEREAS, Vantiv Holding, LLC (f/k/a FTPS Holding, LLC), a Delaware limited liability company (the “Company”), sponsors the Vantiv Holding, LLC Management Phantom Equity Plan (the “Plan”);

WHEREAS, the Company is a direct subsidiary of Vantiv, Inc. (f/k/a Advent-Kong Blocker Corp.), a Delaware corporation (the “Parent”);

WHEREAS, it is anticipated that there will be an initial public offering of shares of Class A common stock of the Parent for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, registered on Form S-1, in which such Class A common stock will be sold to one or more underwriters on a firm-commitment basis for reoffering to the public (such initial public offering, the “Transaction”);

WHEREAS, the Company desires to amend the Plan to provide that the Transaction will qualify as an Initial Public Offering (as defined in the Plan) and that an IPO Conversion (as defined in the Plan) will occur on the effective date of the Transaction; and

WHEREAS, the Board of Directors of the Company has the authority to amend the Plan pursuant to Section 7(b) of the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.             Section 6(b) of the Plan is amended by deleting it in its entirety and replacing it with the following provision:

Initial Public Offering.  In the event of an IPO Conversion, the outstanding Phantom Units shall be converted into or exchanged for Common Stock or other equity securities according to the terms, and subject to the conditions, contained in the corresponding Phantom Unit Agreement.

2.             Section 8(g) of the Plan is amended by deleting it in its entirety and replacing it with the following provision:

“Common Stock” shall mean (i) the common stock or other equity securities for which the Class A Units have been converted or exchanged of a successor corporation or other entity into which the Company is converted or merged, (ii) the common stock or other equity securities of a corporation or other entity otherwise formed by the Company or its members for the purpose of offering securities to the public that are issued or issuable for the Class A Units or the rights to receive, or the securities that are convertible into, or exchangeable or exercisable for, the common stock or other equity securities of a corporation or other entity otherwise formed by the Company or the holders of Units for the purpose of offering securities to the public that are issued or issuable for the Class A Units, (iii) the common stock or other equity securities of a Parent, a Subsidiary or other entity to which the assets of the Company and/or the Subsidiaries have been transferred, in each case, whose securities the Company has determined to offer to the public and that are issued or issuable for the Class A Units or (iv) the common stock or other equity securities of Vantiv, Inc. whose securities are offered to the public.

3.             Section 8(q) of the Plan is amended by deleting it in its entirety and replacing it with the following provision:

“IPO Conversion” shall mean the effective date of an Initial Public Offering.

4.             In all other respects the Plan is hereby ratified and confirmed.

IN WITNESS HEREOF, the Company has caused this First Amendment to be executed on the date set forth below.

Dated: , 2012	VANTIV HOLDING, LLC
(f/k/a FTPS Holding, LLC)

By:
Title:

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